UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ		07059
(Address of principal executive offices)		(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2008, the Compensation Committee of the Board of Directors of Virgin Mobile USA, Inc. (the “Company”) approved awards of restricted stock units (“RSUs”) to the directors of the Company, effective immediately. Thomas O. Ryder, Chairman of the Board of Directors, was awarded 48,000 RSUs, and all other directors were awarded 32,000 RSUs. In determining award amounts, the Compensation Committee applied the same methodology previously described in the Company’s proxy statement for the Company’s 2008 annual meeting, as filed with the Securities Exchange Commission on April 1, 2008. One-third of each RSU grant will vest on each of the following dates: November 1, 2009, November 1, 2010 and November 1, 2011.

The awards were approved subject to approval by the Company’s stockholders of the issuance of additional shares of authorized but unissued and unreserved shares of the Company’s Class A common stock reserved for issuance under the 2007 Omnibus Incentive Compensation Plan.

The Company intends to provide additional information regarding the compensation awarded to its directors for the year ended December 31, 2008 in the proxy statement for the Company’s 2009 annual meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: December 23, 2008	/s/ Peter Lurie
Name: Peter Lurie
Title: General Counsel